CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated October 11, 1999, relating to the audited financial statements for period from inception (September 28, 1999) to December 31, 1999 in a registration statement on SB-2 of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.


February 28, 2000

                                      /s/Thomas Monahan
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                                      Thomas Monahan CPA